Exhibit 16.1

October 19, 2015

United States Securities and Exchange Commission
100 F Street, N.E.
Washington DC 20549-7561

Re:	Tiger Jiujiang Mining, Inc.
Commission File Number: 000-54567

Commissioners:

We have read Item 4.01 of Form 8-K dated October 19, 2015, of Tiger Jiujiang Mining, Inc. and are in agreement with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/ Li and Company, PC
Li and Company, PC